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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Wave Systems Corp.:

We consent to the incorporation by reference in the registration statements Nos. 333-46330, 333-33236, 333-92845, 333-38265, 333-28819, 333-20017, 333-73236 and 333-65648 on Form S-3 and Nos. 333-88665, 333-68911, 333-69041, 33-97612, 333-11611 and 333-11609 on Form S-8, of our report dated March 7, 2002, relating to the consolidated balance sheets of Wave Systems Corp. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficiency) and other comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2001 and for the period from February 12, 1988 (inception) through December 31, 2001 which report appears in the December 31, 2001 annual report on Form 10-K/A of Wave Systems Corp.

                      KPMG LLP

                      /s/ KPMG LLP

Boston, Massachusetts
January 7, 2003

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  EXHIBIT 23.1